LIME ROCK PROPERTIES

CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2013

CONTENTS

PAGE
INDEPENDENT AUDITOR’S REPORT	1
CARVE-OUT FINANCIAL STATEMENTS
Carve-out Statement of Assets, Liabilities, and Net Investment	3
Carve-Out Statement of Revenues and Expenses	4
Carve-Out Statement of Changes in Net Investment	5
Carve-Out Statement of Cash Flows	6
Notes to Carve-out Financial Statements	7

INDEPENDENT AUDITOR’S REPORT

To the Members of
Lime Rock Properties
Houston, Texas

We have audited the accompanying carve-out statement of assets, liabilities and net investment of the Lime Rock Properties (LRP) which consists of certain properties sold by Lime Rock Resources II-A, LP and Lime Rock Resources II-C, LP, as provided for in the Purchase Agreements dated February 19, 2014, as of December 31, 2013, and the related carve-out statements of revenues and expenses, changes in net investment, and cash flows for the year then ended, and the related notes to the carve-out financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Members of
Lime Rock Properties

Opinion

In our opinion the carve-out financial statements referred to above presents fairly, in all material respects, to the financial position of LRP as of December 31, 2013, and the results of its operations and its cash flows for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As discussed in Note 1, LRP is a group of related assets and liabilities in the form of leasehold interests owned by Lime Rock Resources II-A, LP and Lime Rock Resources II-C, LP in certain producing oil and gas properties and are not a stand-alone entity. The carve-out financial statements of LRP reflect the assets, liabilities, revenues, and expenses and cash flows directly attributable to the properties, as well as allocations deemed reasonable by management to present the carve-out financial position, results of operations, changes in net investment and cash flows of LRP on a stand-alone basis and do not necessarily reflect the carve-out financial position, results of operations, changes in net investment and cash flows of LRP in the future or what they would have been had LRP been a separate stand-alone entity during the period presented.

WEAVER AND TIDWELL, L.L.P.

Midland, Texas
May 14, 2014

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF ASSETS, LIABILITIES, AND NET INVESTMENT
DECEMBER 31, 2013

ASSETS
CURRENT ASSETS
Accounts receivable	$2,181,511
Drilling prepayments	614,896

Total current assets	2,796,407

OIL AND GAS PROPERTIES, successful efforts
Proved properties	106,483,936
Lease and well equipment	6,308,664
Accumulated depletion, depreciation, amortization and impairment	(16,215,812)

Net oil and gas properties	96,576,788

TOTAL ASSETS	$99,373,195

LIABILITIES AND NET INVESTMENT

CURRENT LIABILITIES
Accounts payable	$1,547,048
State tax liability	99,556

Total current liabilities	1,646,604

NON-CURRENT LIABILITIES
Deferred State tax liability	104,415
Notes payable	44,500,000
Asset retirement obligations	855,248

Total non-current liabilities	45,459,663

Total liabilities	47,106,267

NET INVESTMENT	52,266,928

TOTAL LIABILITIES AND NET INVESTMENT	$99,373,195

The Notes to Carve-out Financial Statements are an integral part of this statement.

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF REVENUES AND EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2013

REVENUES
Oil and gas sales	$25,490,342

EXPENSES
Lease operating expenses	3,497,916
Production taxes	1,046,097
Depreciation, depletion and amortization expense	11,730,618
Accretion of asset retirement obligation	46,225
General and administrative expenses	224,209

Total expenses	16,545,065

Income from operations	8,945,277

OTHER EXPENSE
Interest expense	1,307,636
State tax expense	87,014

NET INCOME	$7,550,627

The Notes to Carve-out Financial Statements are an integral part of this statement.

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF CHANGES IN NET INVESTMENT
FOR THE YEAR ENDED DECEMBER 31, 2013

BALANCE, December 31, 2012	$50,443,786

Net Income	7,550,627

Capital distributions to owners	(5,727,485)

BALANCE, December 31, 2013	$52,266,928

The Notes to Carve-out Financial Statements are an integral part of this statement.

LIME ROCK PROPERTIES
CARVE-OUT STATEMENT OF REVENUES AND EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,550,627
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation, depletion and amortization	11,730,618
Accretion of asset retirement obligation	46,225
Changes in operating assets and liabilities
Accounts receivable	(358,651)
Drilling prepayments	(43,943)
Accounts payable	(1,996,578)
Deferred tax liability	(12,542)
State tax liability	99,556

Net cash provided by operating activities	17,015,312

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures - drilling and development	(8,117,287)
Capital expenditures - lease and well equipment	(3,170,540)

Net cash used in investing activities	(11,287,827)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distributions to owners	(5,727,485)

Net cash used in financing activities	(5,727,485)

Net change in cash	—

CASH, beginning of year	—

CASH, end of year	$—

Interest paid	$1,307,636

SIGNIFICANT NON-CASH TRANSACTIONS
Net increase in asset retirement obligations
related to oil and gas properties	$126,904

Accrued capital expenditures
related to oil and gas properties	$1,043,593

The Notes to Carve-out Financial Statements are an integral part of this statement.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Basis of Presentation
On February 19, 2014, Diamondback E&P LLC, a Delaware limited liability company (“Diamondback E&P” or “Buyer”) entered into a purchase agreement with Lime Rock Resources II-A, LP and Lime Rock Resources II-C, LP (“Lime Rock Companies”), to purchase all of their interests in certain oil and gas properties located in Martin and Midland Counties, Texas (“LRP”) for an aggregate cash consideration of approximately $114 million, before purchase price adjustments. The closing with the Lime Rock Companies occurred on February 28, 2014 with the effective date of January 1, 2014. The accompanying carve-out financial statements include the assets, liabilities, revenues and expenses, and cash flows of LRP as of December 31, 2013 and for the year than ended. A summary of the LRP’s significant accounting policies consistently applied in the preparation of the accompanying carve-out financial statements follows:

Allocation of Costs

The accompanying carve-out financial statements have been prepared in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 1-B. These rules require allocation of costs for salaries and benefits, depreciation, rent, accounting, legal services and other expenses. Lime Rock Companies has allocated general and administrative expense to LRP using a ratio of oil and gas volume produced by LRP to the total oil and gas volume produced by all properties owned by Lime Rock Companies for the year ended December 31, 2013. Management believes the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by the Lime Rock Companies on behalf of LRP. These allocations may not be indicative of the cost of future operations or the amount of future allocations.

Use of Estimates in the Presentation of Financial Statements

The preparation of the carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires the LRP management to make estimates and assumptions that affect the amounts reported in these carve-out financial statements and accompanying notes. Actual results could differ from those estimates.

Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depreciation, depletion and amortization, and the impairment of oil and gas properties. Estimation of asset retirement obligations is based on the timing and cost of future abandonments. Estimation of production volumes near period end is required in order to determine the amount of oil and gas revenue receivable at period end. It is possible these estimates could be revised in the near term and these revisions could be material.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Accounts Receivable
Substantially all of LRP’s accounts receivable is due from purchasers of oil and natural gas or operators of the oil and natural gas properties. Oil and natural gas receivables are generally unsecured. LRP routinely reviews outstanding accounts receivable balances, assesses the financial strength of its customers, and records a reserve for amounts not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. At December 31, 2013, LRP had no allowance for doubtful accounts.

Drilling Prepayments

Upon entering into various oil and gas ventures for the properties, LRP submitted prepayments to its contractual partners for drilling and development costs to be incurred in the respective oil and gas drilling ventures.

Oil and Gas Properties

LRP uses the successful efforts method of accounting for its oil and gas exploration and production activities. Costs incurred by LRP related to the acquisition of oil and gas properties and the cost of drilling development wells and successful exploratory wells are capitalized, while the costs of unsuccessful exploratory wells are expensed when determined to be unsuccessful. Costs incurred to maintain wells and related equipment, lease and well operating costs and other exploration costs are charged to expense as incurred. Gains and losses arising from sales of properties are generally included as income.

Capitalized acquisition costs attributable to proved oil and gas properties are depleted by field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs, including asset retirement obligations, are amortized similarly by formation or field, based on proved developed reserves. Depreciation and depletion expense for oil and gas producing property and related equipment was $11,730,618 for the year ended December 31, 2013. LRP had capitalized costs related to proved properties and related equipment of $112,792,600 at December 31, 2013.

Capitalized costs are evaluated for impairment in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that an asset's carrying amount may not be recoverable.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Oil and Gas Properties – Continued

To determine if a depletable field is impaired, the carrying value of the depletable field is compared to the undiscounted future net cash flows by applying LRP’s estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property and deducting future costs. Future net cash flows are based upon reservoir engineers' estimates of proved reserves. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized. Fair value, on a depletable field basis, is estimated to be the present value of the aforementioned expected future net cash flows. Each part of this calculation is subject to a large degree of judgment, including the determination of the depletable fields’ estimated reserves, future net cash flows and fair value. LRP did not recognize any impairment loss for the year ended December 31, 2013.

The fair values of proved properties are measured using valuation techniques consistent with the income approach, converting future cash flows to a single discounted amount. Significant inputs used to determine the fair values of proved properties include estimates of: (i) reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital rate. The underlying commodity prices embedded in LRP’s estimated cash flows are the product of a process that begins with applicable forward curve pricing, adjusted for estimated location and quality differentials, as well as other factors that LRP believes will impact realizable prices.

Accounts Payable

Accounts payable include obligations incurred in the ordinary operation of the business for services performed and products received, including capital expenditures that are capitalized as oil and gas properties.

Asset Retirement Obligations

LRP accounts for their asset retirement obligations in accordance with Financial
Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic
410, Asset Retirement and Environmental Obligations. Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. The liability amounts are based on retirement costs estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the adjusted risk-free rate of interest.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Asset Retirement Obligations – Continued

The retirement obligation is recorded at its estimated present value of the obligation’s inception with an offsetting increase to proved properties in the carve-out statement of assets, liabilities, and net investment. This addition to proved properties represents a non-cash investing activity for presentation in the statement of cash flows and is subject to dispute. After initially recording the liability, it accretes for the passage of time and the related cost of capital, with the increase reflected as accretion expense in the carve-out statement of revenues and expenses.

Net Investment

The change in net assets that is not attributable to current period earnings is reflected as capital distributions to owners for that period.

Revenue Recognition

Revenues are recorded on the sales method of accounting for oil, natural gas and natural gas liquids whereby direct operating revenues are recognized as the production is sold to purchasers at a fixed and determinable price, delivery has occurred. The amount of gas sold may differ from the amount to which LRP is entitled based on ownership interest. LRP’s natural gas imbalances are not significant.

Operating Expenses

Operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same. Operating expenses are reflected net of gathering, processing and transportation revenues associated with the oil and gas properties.

Concentration of Credit Risk

Arrangements for crude oil and condensate, natural gas liquids, and natural gas sales are evidenced by signed contracts with determinable market prices and direct operating revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare. For the year ended December 31, 2013, proceeds from sale of oil and gas was related to one purchaser.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income and State Tax Expense

LRP is treated as a flow-through entity for income tax purposes. As a result, the net taxable income of LRP and any related tax credits, for federal income tax purposes, are deemed to pass to the owners of LRP even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal income tax provision has been made in the carve-out financial statements since the federal income tax is an obligation of the owners.

In 2006, the State of Texas enacted the Texas Margin Tax bill effective January 1, 2008 for the tax year ended December 31, 2007. The State of Texas franchise tax applies to legal entities conducting business in Texas. The tax is calculated by applying a tax rate to a base that considers both revenues and expenses and, therefore, has the characteristics of an income tax. LRP is also subject to various other state taxes. For the year ended December 31, 2013, LRP recognized a total of $87,014 in state tax expense related to the current Texas margin tax and change in deferred tax liabilities, disclosed further in Note 4.

LRP use the liability method of accounting for income tax in accordance with FASB ASC Topic No. 740, Accounting for Income Taxes. Income taxes are provided for the tax effects of transactions reported in the carve-out statement of assets, liabilities, and net investment and consist of taxes currently due plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carve-out financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets or liabilities. As of December 31, 2013 LRP had deferred tax liabilities for differences between book and tax reporting for oil and natural gas properties. FASB ASC Topic No. 740, prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the carve-out financial statements and the measurement of tax benefits recognized. For the year ended December 31, 2013 LRP did not record a liability related to uncertain tax positions. For the year ended December 31, 2013, LRP did not recognize any interest or penalty expense related to uncertain tax positions or income taxes.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income and State Tax Expense – Continued

As LRP is not subject to federal income tax, but is subject to state margin tax, provisions for state margin taxes are based on taxes payable for the current year and deferred taxes on temporary differences between the amount of taxable margin and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the carve-out financial statements. Deferred tax assets and liabilities are included in the carve-out financial statements at currently enacted state margin tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for state margin taxes.

Accordingly, LRP has recorded $104,415 as a deferred State tax liability and $99,556 for a current liability as of December 31, 2013.

Subsequent Events

Management has evaluated events and transactions associated with LRP after the balance sheet date through May 14, 2014, the date these carve-out financial statements were available to be issued.

NOTE 2. RELATED PARTY TRANSACTIONS

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (ASC Topic 850), requires that transactions with related parties that would make a difference in decision making shall be disclosed so that users of the financial statements can evaluate their significance.

Related party transactions typically occur within the context of the following relationships:

•     Affiliates of the entity;

•	Entities for which investments in their equity securities is typically accounted for under the equity method by the investing entity;

•     Trusts for the benefit of employees;

•     Principal owners of the entity and members of their immediate families;

•     Management of the entity and members of their immediate families;

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 2. RELATED PARTY TRANSACTIONS - CONTINUED

•     Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to the extent that one of the transacting parties might be prevented from fully pursuing its own separate interests;

•
Other parties that can significantly influence the management or operating policies of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

During 2013, there were no related party transactions.

NOTE 3. NOTES PAYABLE

During 2012, Lime Rock Companies entered into a credit facility which was syndicated to a group of lenders and is set to mature October 25, 2016. The borrowing base is subject to review and adjustment on a semi-annual basis and other interim adjustments as requested by the lenders or LRP, as applicable. Amounts outstanding under the revolver bear interest at specified margins over the LIBOR of 2.25% to 2.75% or specified margins over the Alternate Base Rate of 1.25% to 2.00%, at the election of Lime Rock Companies. The Alternate Base Rate is the greatest of the Prime Rate, the Fed Funds Rate plus ½ of 1%, or the adjusted LIBOR for a one month Interest Period plus 1%. Such margins will fluctuate based on the utilization of the facility. As of December 31, 2013, the interest rate on the revolving line of credit was an average of 2.94%. Payments under the facility are due quarterly and consist of interest only until maturity.

Borrowings under the revolver are collateralized by a perfected, first-priority security interest in 100% of the oil and gas properties. Lime Rock Companies is subject to financial covenants with respect to current ratio, interest coverage ratio, and ratio of debt to EBITDAX. EBITDAX is defined as net income plus interest, income taxes, depreciation, depletion, amortization, exploration expenses, and other noncash charges, and minus all noncash income. Lime Rock Companies was in compliance with the current ratio covenant at December 31, 2013. LRP was allocated a portion of the debt that was directly used to fund the acquisition of LRP’s assets. At December 31, 2013, borrowings allocated to LRP were $44,500,000.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 4. ASSET RETIREMENT OBLIGATIONS

LRP accounts for its asset retirement obligations in accordance with ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). ASC Topic 410 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including: 1) the timing of liability recognition, 2) initial measurement of the liability, 3) allocation of asset retirement cost to expense, 4) subsequent measurement of the liability, and 5) related financial statement disclosure. ASC Topic 410 requires that an asset retirement cost be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. LRP’s asset retirement obligations relate to future plugging and abandonment expenses of its oil and gas properties.

The following table shows the changes in the balance of the asset retirement obligations during the year ended December 31, 2013:

Beginning of year	$682,119
Liability incurred upon acquiring and drilling wells	125,781
Accretion expense	46,225
Revisons of previous estimates	1,123

End of year	$855,248

NOTE 5. STATE TAX EXPENSE

LRP follows the provisions of FASB ASC Topic No. 740-10, Accounting for Income Taxes, which provides for recognition of a deferred tax asset for deductible temporary differences, net of a valuation allowance, and recognition of a deferred tax liability for taxable temporary differences. LRP are not subject to federal income taxes. The provision for income taxes consists of deferred taxes and differs from amounts that would be calculated by applying state mandated rates on taxable margin from income derived from operations in the state of Texas, due to the effect of various deductible and nondeductible items.

The components of the provision for the State tax for the year ended
December 31, 2013 are as follows.

State
Current	$99,556
Deferred	(12,542)

Total provision	$87,014

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 5. STATE TAX EXPENSE - CONTINUED

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 2013 are as follows:

Deferred tax liabilities
Oil and natural gas properties, successful efforts	$104,415

LRP is subject to the Texas Margin Tax. The taxable margin on all income derived from operations in the State of Texas is taxed at a rate of .975%. LRP recognizes deferred tax assets and liabilities for temporary differences related primarily to intangible drilling and completion costs which are capitalized for financial statement purposes and are deducted for Texas Margin Tax purposes.

NOTE 6. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for LRP. Proved reserves as of December 31, 2013 were estimated by qualified petroleum engineers of LRP using historical data and other information from the records of the third party seller of the properties.

All information set forth herein relating to the proved reserves as of December 31, 2013, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of LRP. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived, are based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the oil and gas properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 6. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - CONTINUED

The proved natural gas, crude oil, and natural gas liquids reserves, all within the United
States, as of December 31, 2013 together with the changes therein are as follows:

			Natural Gas
	Natural Gas	Crude Oil	Liquids	Total
	Mcf	Bbl	Bbl	Boe
Quantities of proved reserves:
Balance December 31, 2012	2,115,741	2,344,582	514,807	3,212,012
Revisions	478,102	(115,373)	(141,326)	(177,015)
Production	(453,024)	(245,726)	—	(321,230)

Balance December 31, 2013	2,140,819	1,983,483	373,481	2,713,766

			Natural Gas
	Natural Gas	Crude Oil	Liquids	Total
	Mcf	Bbl	Bbl	Boe
Proved developed reserves
December 31, 2012	1,342,549	1,481,644	326,705	2,032,107
December 31, 2013	1,944,738	1,769,687	338,935	2,432,745

Proved undeveloped reserves
December 31, 2012	773,192	862,938	188,102	1,179,905
December 31, 2013	196,080	213,795	34,546	281,021

Standardized measure of discounted future net cash flows relating to proved reserves before income taxes is as follows:

Future cash inflows	$206,964,178
Future production and development costs:
Production	84,021,555
Development	5,382,692
Future income taxes	—

Future net cash flows	117,559,932

10% discount for estimating timing of cash flows	(46,700,177)

Standardized measure of discounted future net cash flows	$70,859,754

LIME ROCK PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 6. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - CONTINUED

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2013 to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the oil and gas properties. The discounted future cash flow estimates do not include the effects of derivative instruments. Average sales price per commodity before adjustments follows:

Crude Oil per Bbl	$97.29
Natural gas per Mcf	$3.71

The principal changes in standardized measure of discounted future cash inflows (outflows) are as follows:

Standardized measure of discounted future net cash flow-
beginning of year	$78,080,326
Changes from:
Sales of natural gas and crude oil
produced - net of production costs	(20,946,329)
Net change in prices and production costs	1,442,918
Net change in future development costs	336,092
Discoveries	—
Revisions of previous quantity estimates	(4,357,407)
Preciously estimated development costs incurred	12,084,852
Net change in taxes	113,279
Accretion of discount	7,906,684
Change in timing and other	(3,800,661)

Standardized measure of discounted
future net cash flows - end of year	$70,859,754